Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 8, 2004, except as to the second paragraph of Note 9, as to which the date is March 15, 2004, relating to the financial statements of DOV Pharmaceutical, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
Florham Park, NJ

March 17, 2004